EXECUTION AMENDMENT TO FOREIGN CUSTODY MANAGER AGREEMENT AMENDMENT made as of November 17, 2023 (the “Effective Date”) by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”). W I T N E S S E T H: WHEREAS, the Fund and BNY are parties to that certain Foreign Custody Manager Agreement dated as of December 7, 2022 (the “Agreement”), pursuant to which the Fund has appointed BNY to serve as Foreign Custody Manager of certain of its assets and perform for the portfolios identified on Annex I thereto (on the terms and conditions contained herein); WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein; NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows: 1. The Agreement is hereby amended as of the Effective Date by deleting Annex I of the Agreement in its entirety and replacing it with Annex I as attached hereto. 2. The Fund and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement. 3. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. 4. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement. 5. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. [Signature page follows]

- 2 - IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written. EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I By: Title: THE BANK OF NEW YORK MELLON By: Title: Secretary Managing Director

- 3 - ANNEX I (November 17, 2023) Fund Name Tax Identification Global X Russell 2000 Covered Call & Growth ETF 88-3346587 Global X Financials Covered Call & Growth ETF 88-3383563 Global X Health Care Covered Call & Growth ETF 88-3414873 Global X Information Technology Covered Call & Growth ETF 88-3437004 Global X Emerging Markets Great Consumer ETF 80-6158620 Global X Emerging Markets ETF 80-6158618 Global X Nasdaq 100 ESG Covered Call ETF 92-1542873 Global X S&P 500 ESG Covered Call ETF 92-1531080 Global X PropTech ETF 92-1570606 Global X Carbon Credits Strategy ETF 92-1649602 Global X Aging Population ETF 81-1985491 Global X AgTech & Food Innovation ETF 86-3302232 Global X Artificial Intelligence & Technology ETF 82-4051208 Global X Autonomous & Electric Vehicles ETF 82-3995096 Global X Blockchain & Bitcoin Strategy ETF 87-2439676 Global X Blockchain ETF 86-3354338 Global X Cannabis ETF 84-2550473 Global X Clean Water ETF 86-1821925 Global X CleanTech ETF 85-2713641 Global X Copper Miners ETF 27-2047022 Global X Cybersecurity ETF 84-3019713 Global X Data Center REITs & Digital Infrastructure ETF 85-2730687 Global X DAX Germany ETF 47-1424928 Global X Disruptive Materials ETF 87-3701147 Global X Dow 30 Covered Call ETF 87-4620417 Global X E-Commerce ETF 83-2370821 Global X Emerging Markets Bond ETF 84-5125797 Global X FinTech ETF 47-5515518 Global X FTSE Southeast Asia ETF 27-4527343 Global X Genomics & Biotechnology ETF 83-3722600 Global X Gold Explorers ETF 27-3336864 Global X Green Building ETF 87-4786029 Global X Hydrogen ETF 86-3407928 Global X Interest Rate Hedge ETF 88-1124313 Global X Interest Rate Volatility & Inflation Hedge ETF 88- 1024504 Global X Internet of Things ETF 47-5541145 Global X Lithium and Battery Tech ETF 27-2913793

- 4 - Global X Metaverse ETF 88-0814084 Global X MSCI Argentina ETF 27-4066214 Global X MSCI China Communication Services ETF 27-1255928 Global X MSCI China Consumer Discretionary ETF 27-1255772 Global X MSCI China Consumer Staples ETF 83-1933074 Global X MSCI China Energy ETF 27-1255816 Global X MSCI China Financials ETF 27-1255856 Global X MSCI China Health Care ETF 83-1948088 Global X MSCI China Industrials ETF 27-1255896 Global X MSCI China Information Technology ETF 83-1962519 Global X MSCI China Materials ETF 27-1555414 Global X MSCI China Real Estate ETF 83-1976606 Global X MSCI China Utilities ETF 83-1989362 Global X MSCI Colombia ETF 26-4036052 Global X MSCI Greece ETF 45-3686908 Global X MSCI Next Emerging & Frontier ETF 46-3616595 Global X MSCI Nigeria ETF 45-3046730 Global X MSCI Norway ETF 26-3251536 Global X MSCI Pakistan ETF 27-4066142 Global X MSCI Portugal ETF 46-3909548 Global X MSCI SuperDividend EAFE ETF 81-3954690 Global X MSCI SuperDividend Emerging Markets ETF 47-2434409 Global X MSCI Vietnam ETF 87-2431868 Global X NASDAQ 100 Collar 95-110 ETF 86-3933319 Global X Nasdaq 100 Covered Call & Growth ETF 85-1764266 Global X Nasdaq 100 Covered Call ETF 46-3655399 Global X NASDAQ 100 Risk Managed Income ETF 86-3906184 Global X NASDAQ 100 Tail Risk ETF 86-3885655 Global X Renewable Energy Producers ETF 47-3638769 Global X Robotics & Artificial Intelligence ETF 81-3056153 Global X Russell 2000 Covered Call ETF 83-3070071 Global X S&P 500 Collar 95-110 ETF 87-0825085 Global X S&P 500 Covered Call & Growth ETF 85-1790144 Global X S&P 500 Covered Call ETF 46-1782023 Global X S&P 500 Risk Managed Income ETF 86-3992153 Global X S&P 500 Tail Risk ETF 86-3960921 Global X S&P Catholic Values Developed ex-U.S. ETF 84-5156640 Global X Silver Miners ETF 27-2047129 Global X Social Media ETF 45-3120199 Global X Solar ETF 87-1757397 Global X SuperDividend ETF 45-1988407 Global X SuperDividend REIT ETF 47-2976764

- 5 - Global X SuperDividend U.S. ETF 46-2020593 Global X Thematic Growth ETF 84-2801779 Global X Uranium ETF 27-3336968 Global X Video Games & Esports ETF 84-2824623 Global X Wind Energy ETF 87-1800904 Global X Dow 30® Covered Call & Growth ETF 93-1473105 Global X 1-3 Month T-Bill ETF 92-3357056 Global X Defense Tech ETF 93-1491483 Global X Brazil Active ETF 92-3327656 Global X India Active ETF 92-3311735 Global X Gold Income Strategy ETF 92-3395397 Global X U.S. Cash Flow Kings 100 ETF 92-3195440 Global X Emerging Markets Covered Call ETF 93-2892353

- 6 - SCHEDULE I Specified Countries Argentina Malta Australia Mauritius Austria Mexico Bahrain Morocco Bangladesh Namibia Belgium Netherlands Bermuda New Zealand Botswana Nigeria Brazil Norway Bulgaria Oman Canada Pakistan Cayman Islands Panama Chile Peru China Philippines Colombia Poland Costa Rica Portugal Croatia Qatar Cyprus Romania Czech Republic Russia Denmark Saudia Arabia Egypt Serbia Estonia Singapore Eswatini Slovakia Finland Slovenia France South Africa Germany South Korea Ghana Spain Greece Sri Lanka Hong Kong Sweden Hungary Switzerland Iceland Taiwan

- 7 - India Tanzania Indonesia Thailand Ireland Tunisia Israel Turkey Italy United Arab Emirates Japan Uganda Jordan Ukraine Kazakhstan United Kingdom Kenya Uruguay Kuwait Vietnam Latvia WAEMU Lithuania Zambia Luxembourg Zimbabwe Malawi Malaysia